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                                                                    Exhibit 10.2

                            SALES AGENCY AGREEMENT


     AGREEMENT, executed as of April 4, 1997, among ARCH MINERAL CORPORATION, a Delaware corporation ("Arch Mineral"), ASHLAND COAL, INC., a Delaware corporation ("ACI") and CARBOEX S.A. (formerly known as SOCIEDAD ESPANOLA DE CARBON EXTERIOR. S.A.), a company organized under the laws of Spain ("Carboex");

     RECITALS.  ACI and Carboex are parties to that certain Sales Agency
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Agreement (the "1982 Agency Agreement") dated as of February 27, 1982, a copy of which is attached hereto as Exhibit A. ACI and Arch Mineral are parties to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 1997, among ACI, Arch Mineral and AMC Merger Corporation providing for a business combination of ACI and AMC and the conversion of Carboex International Ltd.'s ("CIL") Class C Preferred Stock of ACI to shares of Arch Mineral common stock as of the Effective Time (as that term is defined in the Merger Agreement). CIL is a wholly owned subsidiary of Carboex. In light of the transactions contemplated in the Merger Agreement, ACI and Carboex wish to terminate the 1982 Agency Agreement as of the Effective Time, and ACI is entering into this Agreement for that purpose, and subject to and conditioned upon the consummation of the transactions contemplated by the Merger Agreement, Arch Mineral and Carboex wish to enter into this Sales Agency Agreement effective as of the Effective Time.

     AGREEMENT.  In consideration of the mutual agreements contained herein, the
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parties hereto agree as follows:

     1. As used in this Agreement, "Customer" shall mean a company or any subsidiaries and affiliates thereof, other than Carboex and its subsidiaries and affiliates, which (i) consumes coal in Spain and/or Morocco, (ii) is owned principally by Spanish and/or Moroccan interests, or (iii) is part of a business enterprise whose controlling management is headquartered in Spain or Morocco.

     2. Subject to and without limiting the terms of that certain Coal Sales Agency Agreement dated as of April 4, 1997, among Arch Mineral, Carboex and Saarbergwerke AG ("Saarberg") in respect of sales of metallurgical coal in (among other countries) Morocco (the "Met Coal Agreement"), Arch Mineral hereby appoints Carboex as the exclusive agent of Arch Mineral for the purpose of selling, on behalf of Arch Mineral or its subsidiaries, coal to Customers for consumption in Spain and/or Morocco, as the case may be.

     3. Arch Mineral shall pay to Carboex, as compensation for the services of Carboex under this Agreement, a commission (determined as specified in paragraph 4 of this Agreement) upon
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each ton of coal which is sold by Arch Mineral or its subsidiary to a Customer for consumption in Spain and/or Morocco, and which is delivered and paid for.
No commission shall be paid upon any coal not delivered and paid for, irrespective of the reason for such non-delivery or non-payment. Carboex shall not be entitled to payment for any expenses incurred in connection with its services hereunder, it being understood that payment of the commission will be full compensation to Carboex.

     4. The commission payable to Carboex under paragraph 3 hereof shall be two percent of the selling price of the coal FOB the mine, irrespective of whether the actual selling price is on an FOB the mine basis. It is understood that where coal is transported by rail to a barge loading facility, the price of the coal FOB the mine means the price FOB the point of loading into the railcar. It is further understood that where coal is trucked directly from the mine to a barge loading facility, the price of the coal FOB the mine means the price FOB the point of loading into the barge.

     5. The commission shall be payable to Carboex within 10 days after the receipt by Arch Mineral of payment for the coal.

     6. Carboex shall use its best efforts to promote the sale of Arch Mineral coal in Spain and Morocco to the maximum extent possible, subject, in the case of Spain, to any limitation imposed by the government of Spain as to diversification of sources of supply. Carboex shall keep Arch Mineral informed as to Spanish and Moroccan markets. Except as otherwise agreed and subject to paragraphs 7 and 8 hereof, it is the express understanding of the parties hereto that Carboex, as Arch Mineral's exclusive agent hereunder, will be in charge of all discussions with Customers as to coal for consumption in Spain and/or Morocco.

     7. Except as otherwise expressly agreed, neither Carboex nor its affiliates shall have any authority to bind Arch Mineral or its subsidiaries in any respect, to determine price or any other term of sale, to execute sales contracts or to receive payments from the purchaser, including Customer. Such contracts shall be made in the name of Arch Mineral or its subsidiaries.

     8. In the event Carboex fails to use its best efforts to sell Arch Mineral coal not otherwise subject to the Met Coal Agreement to Customers located in Spain and/or Morocco, Arch Mineral may give Carboex written notice of such failure, and if such failure is not cured within a period of six months from receipt of such notice, then Arch Mineral shall have the right to use its own sales force to sell to such Customers, but Carboex shall remain entitled to its commission under paragraph 3 of this Agreement and, when and if Carboex resumes best efforts to sell, as

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determined by Arch Mineral in its sole discretion, Arch Mineral shall withdraw its sales force.

     9. Carboex shall not assign this agreement without the prior written consent of Arch Mineral. Arch Mineral hereby consents to an assignment to a company in which Carboex has no less than a 51% ownership interest.

     10.  Arch Mineral shall have the right to terminate this Agreement whenever
(i) the ownership interest of Carboex in an assignee of this Agreement becomes less than 51%, (ii) CIL and its affiliates no longer beneficially own at least 63% of shares of the capital stock of Arch Mineral obtained by CIL in the conversion under the Merger Agreement at the Effective Time.

Carboex shall have the right to terminate this Agreement at any time upon two years' prior written notice to Arch Mineral.

     11. This Agreement shall become effective at the Effective Time as that term is defined in the Merger Agreement.

     12. It is the intent of the parties to this Agreement that, so long as Carboex has "Unfilled Off-Take" as defined in that certain Coal Off-Take Agreement dated April 4, 1997, between Arch Mineral and Carboex ("COTA"), all quantities of coal upon which Carboex is entitled to a commission under this Agreement shall be deducted from Carboex's "Off-Take Tonnage" as defined in COTA. However, the parties also recognize that such deduction from Off-Take Tonnage may not always be appropriate. Therefore, in all circumstances, the parties hereto agree to review each contract subject to this paragraph 12 and further agree not to make any such deduction without the prior written consent of each party.

     13. Each of ACI and Carboex acknowledge and agree that there are no outstanding obligations of or claims by either of them under the 1982 Agency Agreement as of the execution date of this Agreement, and each agrees that the 1982 Agency Agreement is terminated and that all rights and obligations thereunder are extinguished, in each case as of the Effective Time. Notwithstanding the foregoing, any claims or liabilities arising prior to such termination shall survive such termination and the termination of this Agreement, and all sales commitments entered into by ACI pursuant to the 1982 Agency Agreement in effect at the Effective Time shall continue in full force and effect in accordance with their terms after the termination of this Agreement.

     14. This Agreement may be executed in several counterparts and by the different parties hereto in separate counterparts, each

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of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                 ARCH MINERAL CORPORATION

                                 By: /s/ Steven F. Leer

                                 Its: President & CEO


                                 ASHLAND COAL, INC.

                                 By: William C. Payne

                                 Its: President


                                 CARBOEX S.A.

                                 By: /s/ Juan A. Ferrando

                                 Its: Senior-Vice President

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                                                                       EXHIBIT A

                             SALES AGENCY AGREEMENT

Sales Agency Agreement between Ashland Coal, Inc. and Sociedad Espanola De Carbon Exterior, S.A., dated as of February 27, 1982, is incorporated herein by reference(Exhibit 10.28 to Ashland Coal, Inc.'s Form 10-K for the year ended December 31, 1995)